Weetamoe Bancorp

                                    Notice Of

                         Special Meeting of Stockholders

                                       And

                                 Proxy Statement



                                      Date:
                            Monday, December 9, 1996

                                      Time:
                                    4:30 P.M.

                                     Place:
                                  Banking Rooms
                           Slade's Ferry Trust Company
                                   Main Office
                            100 Slade's Ferry Avenue
                               Somerset, MA 02726


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|                          YOUR VOTE IS VERY IMPORTANT                         |
|                                                                              |
|  You are urged to exercise  your right by  indicating  your  choices on the  |
|  enclosed proxy card.  Please date,  sign,  and promptly  return your proxy  |
|  card in the enclosed postage-paid envelope. You may, nevertheless, vote in  |
|  person if you attend the meeting.                                           |
|                                                                              |
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                                                               November 11, 1996


Dear Stockholder,

      You are cordially invited to attend a Special Meeting of the Stockholders of the Weetamoe Bancorp to be held on Monday, December 9, 1996 at 4:30 p.m. at the Banking Rooms, Slade's Ferry Trust Company, Main Office, 100 Slade's Ferry Avenue, Somerset, Massachusetts, 02726.

      You are hereby notified that this Special Meeting involves a proposed change of the Articles of Organization and Company's Bylaws. The stockholders are asked to vote to change the name of the corporation from Weetamoe Bancorp to Slade's Ferry Bancorp, and to vote to change the Bylaws to authorize a new position to be established, namely, Honorary Directors.

      It is very important that your shares be represented, whether or not you are able to attend. You are urged to read the enclosed Proxy Statement and the accompanying materials. Please sign and return the enclosed proxy in the postage-paid envelope provided at your earliest convenience, regardless of the number of shares you own. If you attend the Special Meeting and wish to vote in person, you may withdraw the Proxy upon oral request.

      Your Board of Directors recommends that you vote FOR the change of name of the corporation from Weetamoe Bancorp to Slade's Ferry Bancorp and FOR the establishment of a new position to be known as Honorary Directors.

      Your Board of Directors has fixed the close of business on November 1, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

      We look forward to seeing as many stockholders as possible at this meeting.


                                           Sincerely,


                                           By: /s/ Donald T. Corrigan
                                           -------------------------------------
                                           Donald T. Corrigan
                                           Chairman of the Board



   WEETAMOE BANCORP, 100 Slade's Ferry Avenue, Somerset, Massachusetts 02726
                         (508)675-2121 FAX (508)675-1751



                                WEETAMOE BANCORP
                            100 Slade's Ferry Avenue
                          Somerset, Massachusetts 02726
                                  (508)675-2121

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Weetamoe Bancorp

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of the Weetamoe Bancorp will be held at the Banking Rooms of Slade's Ferry Trust Company (Main Office), 100 Slade's Ferry Avenue, Somerset, Massachusetts, on Monday, December 9, 1996 at 4:30 p.m. local time (the "Meeting") for the following purposes, all as set forth in the attached Proxy Statement.

      1. To amend Article I of the Articles of Organization and Article I of the Bylaws of the corporation to change the name of the corporation to Slade's Ferry Bancorp.

      2.    To amend the bylaws of the  corporation by adding a new Section 6 to
            Article III, Board of Directors, entitled Honorary Directors as follows:

            "Section 6. Honorary Directors". The Board of Directors may designate and appoint such person or persons as it determines qualified to be an Honorary Director. To qualify to be an Honorary Director, a person must be a former Director in good standing of the corporation. The person must have resigned as a Director or not hold the office of Director at the time of appointment and must request that he be designated as Honorary Director and approved by majority vote of the Board of Directors. Appointment shall be for life subject to termination at the discretion of the Board of Directors. An Honorary Director shall be allowed to attend any regular or special meeting of the Board of Directors and may participate in the meeting subject to the control of any person in charge of the meeting. An Honorary Director shall not have any vote as a Director, his presence shall not count towards any necessary quorum and he shall not be counted against the total numbers of directors. Any Honorary Director who, acting in good faith, suffers any monetary loss as a result of any claim, lawsuit or action arising out of any action or activity as an Honorary Director shall be entitled to indemnification or reimbursement by the corporation upon a vote authorizing such indemnification or reimbursement by the Board of Directors. An Honorary Director may be paid for attendance at any such meeting at a fee established from time to time by the Board of Directors.

      3. To consider and act with discretionary authority upon such business, matters or proposals as may properly come before the Meeting and any adjournments thereof.

      Your Board of Directors has fixed the close of business on November 1, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

      Your attention is called to the accompanying Proxy Statement.

                                        By Order of the Board of Directors,
                                        By: /s/ Peter G. Collias
                                        ----------------------------------------
                                        Peter G. Collias, Clerk/Secretary

Somerset, Massachusetts
November 11, 1996

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE MAILED PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.



                                WEETAMOE BANCORP
                            100 Slade's Ferry Avenue
                          Somerset, Massachusetts 02726
                                  (508)675-2121

                                 PROXY STATEMENT
                                     FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                                December 9, 1996


      Accompanying this Proxy Statement is a notice of the Special Meeting of Stockholders of Weetamoe Bancorp to be held at the Banking Rooms of Slade's Ferry Trust Company, Main Office, 100 Slade's Ferry Avenue, Somerset, Massachusetts, on Monday, December 9, 1996 at 4:30 p.m. local time. Also enclosed is a form of proxy for the Meeting and any adjournment thereof. This Proxy Statement and the enclosed form are furnished in connection with the solicitation of proxies by the board of Directors of the Corporation and are first being sent to stockholders on or about November 11, 1996. The enclosed proxy is for the use of holders of the Corporation's common stock, $.01 par value per share (the "Common Stock"), of record at the close of business on November 1, 1996. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by proxy.

      The solicitation of proxies will be by mail except that further solicitation may be made in writing, by person, or by telephone contact with some stockholders after the original mailing. Such further solicitation will be made by regular employees of the corporation who will not be additionally compensated therefor. All the costs incurred in connection with the solicitation of proxies will be paid by the Corporation.

Date, Time and Place of Special Meeting
---------------------------------------

      The Special Meeting of Stockholders will be held at the Banking Rooms of Slade's Ferry Trust Company, Main Office, 100 Slade's Ferry Avenue, Somerset, Massachusetts, on Monday, December 9, 1996 at 4:30 p.m. local time.

Purpose of the Special Meeting
------------------------------

      The purpose of the Meeting is: (1) to amend Article I of the Articles of Organization and Article I of the Bylaws of the corporation to change the name of the corporation to Slade's Ferry Bancorp, effective January 1, 1997; (2) to amend the Bylaws of the corporation by adding a new Section 6 to Article III, Board of Directors, entitled Honorary Directors.

Stockholders Entitled to Vote; Outstanding Shares
-------------------------------------------------

      The Board of Directors has fixed the close of business of November 1, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting or any adjournments thereof. Only holders of record of the Corporation's common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. However, the legal representative of a deceased stockholder is entitled to vote the shares owned of record by such deceased stockholder.

      At the close of  business  on the Record  Date,  there were  2,776,921.001 shares of the Corporation's common stock issued and outstanding. Each stockholder is entitled to one vote for each share owned and a proportionate vote for a fractional share. As of such date, there were approximately 851 holders of record of the Corporation's common stock.


                                VOTING PROCEDURE


      If you sign, date and return the enclosed proxy in time for the Meeting, your shares will be voted (unless you otherwise instruct) on all matters that may properly come before it. The proxy contains spaces in which you may insert instructions as to how your shares are to be voted with regard to each of the proposals. Your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted FOR the the proposed amendments and changes to the Company's Bylaws as defined herein.

      Your proxy may be revoked at any time before it is exercised. Any stockholder attending the Meeting may vote in person even though he/she may have previously filed a proxy. Your proxy may be revoked by written notice to the Corporation prior to the Meeting or at the Meeting in person prior to a vote.

      The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Meeting. A quorum being present, the affirmative vote of a majority of the shares issued and outstanding is necessary to approve the proposed amendments and changes to the Company's Bylaws. Abstentions are treated as negative votes for purposes of determining whether a majority vote has been received. Broker nonvotes are not considered to be represented by proxy and are not taken into account.

      On November 1, 1996, the Directors and Executive Officers of the Corporation beneficially owned in the aggregate 20.88% of the issued and outstanding shares of the Corporation's common stock which may be voted at the Meeting.


                                  PROPOSAL ONE
                           CHANGE NAME OF CORPORATION

      To amend Article I of the Articles of Organization and Article I of the Bylaws to change the name of the corporation and applicable seal from Weetamoe Bancorp to Slade's Ferry Bancorp, effective January 1, 1997.

      Name recognition is important in business and particularly in banking. Slade's Ferry Trust Company has built up name recognition for quality banking for the last 35 years. Slade's Ferry Trust Company has for the last four years used the name Slade's Ferry Bank to establish firmly that our Bank represents a full service bank enterprise.

      Our holding company, however, has the name Weetamoe Bancorp. Because of this name, the identity of the holding company with Slade's Ferry Bank is weak, and the benefit of Slade's Ferry's reputation is lost on the general public and potential investors in the holding company's stock. The proposed change in name in the holding company will rectify this problem.

      The Board of Directors of the Corporation recommends that the stockholders vote FOR the name change of the corporation.


                                  PROPOSAL TWO
                          ESTABLISH HONORARY DIRECTORS

      To amend  the  bylaws  of the  corporation  by  adding a new  Section 6 to
Article III, Board of Directors, entitled Honorary Directors as follows:

      "Section 6. Honorary Directors". The Board of Directors may designate and appoint such person or persons as it determines qualified to be an Honorary Director. To qualify to be an Honorary Director, a person must be a former Director in good standing of the corporation. The person must have resigned as a Director or not hold the office of Director at the time of appointment and must request that he be designated as Honorary Director and approved by majority vote of the Board of Directors. Appointment shall be for life subject to termination at the discretion of the Board of Directors. An Honorary Director shall be allowed to attend any regular or special meeting of the Board of Directors and may participate in the meeting subject to the control of any person in charge of the meeting. An Honorary Director shall not have any vote as a Director, his presence shall not count towards any necessary quorum and he shall not be counted against the total numbers of directors. Any Honorary Director who, acting in good faith, suffers any monetary loss as a result of any claim, lawsuit or action arising out of any action or activity as an Honorary Director shall be entitled to indemnification or reimbursement by the corporation upon a vote authorizing such indemnification or reimbursement by the Board of Directors. An Honorary Director may be paid for attendance at any such meeting at a fee established from time to time by the Board of Directors.

      The Board of Directors consists of twelve members who are also the Directors of the wholly owned subsidiary, Slade's Ferry Trust Company. A number of the Directors go back in service to the original incorporation of the Bank. Their service over the 35 year history of the Slade's Ferry Trust Company has been crucial to the Bank's success. However, retirement and absence from the area during the colder months has made it difficult for some of the Directors to attend all of the board meetings. This has led to the decision of the Board to propose the position of Honorary Director to lessen the burden of responsibility while preserving for the corporation the benefit of the Honorary Directors' advice and relationship.

      Weetamoe Bancorp was incorporated in 1988. At that time the Directors of the Slade's Ferry Trust Company were elected to serve as directors of Weetamoe. The original directors of Weetamoe Bancorp were exempt from the provision which currently requires any director to retire at age 70. Only one director of Weetamoe Bancorp has been elected since 1988 and he is the only one required to retire from service as a director at age 70. The remaining eleven directors enjoy "grandfather" status, so called, and can seek reelection after age 70.

      Based on this, the Board submits for approval the category of Honorary Director, a post which can be occupied by a former Director. This will allow the holding company and the Bank the best of both worlds - the preservation of the talent, and the allowance to the Director of greater freedom in retirement. As an incident to the program, vacancies on the Board of Directors can be filled with Directors who can represent the greater reach of the Company's service area.


The Board of Directors of the Corporation recommends that the stockholders vote FOR the amendment to the Bylaws to include a new classification, Honorary Directors.


                               ADDITIONAL MATTERS


      As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the special meeting other than those referred to herein. If any other matters properly come before the special meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgements.

                                        By Order of the Board of Directors,


                                        By: /s/ Peter G. Collias
                                        ----------------------------------------
                                        Peter G. Collias
                                        Clerk/Secretary

Dated:  November 11, 1996